Exhibit 32.1
Certification of Principal Executive Officer and Principal Financial Officer — Sarbanes-Oxley Section 906
Pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Triad Guaranty Inc. (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
May 15, 2009

By:	/s/ Kenneth W. Jones Kenneth W. Jones
President and Chief Executive Officer
(Principal Executive Officer and Principal Financial Officer)